Exhibit 10.7

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of November 22, 2021, by and between Vahanna Tech Edge Acquisition I Corp., a British Virgin Islands business company (the “Company”), and Mizuho Securities USA LLC (the “Subscriber”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “IPO”), each unit consisting of one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share”), of the Company and one-half of one redeemable warrant, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-260748 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Placement”) an aggregate of 150,000 shares (the “Representative Shares”) of the Company’s Class B ordinary shares, par value $0.0001 per share (each, a “Class B Ordinary Share” and together with the Class A Ordinary Shares, the “Ordinary Shares”), for an aggregate purchase price of $150,000. The Representative Shares are convertible into Class A Ordinary Shares as set forth in the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”). The Representative Shares and the Class A shares into which the Representative Shares are convertible, collectively, are hereinafter referred to as the “Securities”; and

WHEREAS, the Subscriber wishes to purchase the Representative Shares, and the Company wishes to accept such subscription from the Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1 Purchase and Issuance of the Representative Shares. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below), the Representative Shares in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall effect the delivery to the Subscriber of the Representative Shares in book-entry form.

1.2. Purchase Price. The Subscriber shall pay $750,000 (the “Purchase Price”) by wire transfer of immediately available funds, in accordance with the Company’s wiring instructions provided at least one (1) business day prior to the Closing Date, and/or, at the Subscriber’s election, by offsetting other amounts otherwise payable to the Company by the Subscriber on the Closing Date pursuant to the Underwriting Agreement, dated as of the date hereof, by and between the Company and the Subscriber, as representative of the underwriters named therein (the “Underwriting Agreement”).

1.3. Closing. The closing of the purchase and sale of the Representative Shares shall take place simultaneously with the closing of the IPO (the “Closing Date”). The closing of the Representative Shares shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York, 10166, or such other place as may be agreed upon by the parties hereto.

1.4 Conditions to Closing. The obligation of the Subscriber to purchase and pay for the Representative Shares as provided herein shall be subject to the satisfaction of the conditions set forth in Section 6 of the Underwriting Agreement.

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing Date does not occur prior to December 31, 2021.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Placement of the Securities.

2.2. Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and the Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. The Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. The Subscriber acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 6 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the one-year anniversary following consummation of the Initial Business Combination (as such term is defined in the Underwriting Agreement) of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) The Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) the Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account (as defined in the Underwriting Agreement), and accordingly the Subscriber may suffer a loss of a portion or all of its investment in the Securities. The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s organizational documents, (ii) any agreement or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.9. No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. The Subscriber understands the Securities are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. The Subscriber is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the SEC.

2.12. Legend. The Subscriber acknowledges and agrees the certificates (if any) or book entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Subscriber that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 200,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares, and 1,000,000 preference shares, $0.0001 par value per share (“Preferred Shares”). As of the date hereof, the Company has issued and outstanding 4,312,500 Class B Ordinary Shares (of which up to 562,500 shares are subject to forfeiture as described in the Registration Statement), no Class A Ordinary Shares and no Preferred Shares. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each of the Representative Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Representative Shares, the Class A Ordinary Shares into which the Representative Shares are convertible shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber will have or receive good title to the Representative Shares, and upon issuance of the Class A Ordinary Shares into which the Representative Shares are convertible, the Subscriber will have or receive good title to such Class A Ordinary Shares, in each case, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Charter, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing Date, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

3.6. Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein.

4. Legends

4.1. Legend. The Company will issue the Representative Shares, and when issued, the underlying Class A Ordinary Shares, purchased by the Subscriber in the name of the Subscriber. The certificates (if any) evidencing the Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A SUBSCRIPTION AGREEMENT BETWEEN VAHANNA TECH EDGE ACQUISITION I CORP. AND MIZUHO SECURITIES USA LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE SUBSCRIPTION AGREEMENT.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4 Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Initial Business Combination, (ii) in connection with any tender offer conducted by the Company prior to the Initial Business Combination, (iii) upon the Company’s redemption of Class A Ordinary Shares sold in the Company’s IPO upon the Company’s failure to timely complete the Initial Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Ordinary Shares sold as part of units in the IPO if the Company does not timely complete the Initial Business Combination within the time period set forth in the Charter or (B) with respect to any other material provisions relating to shareholders’ rights or pre-Business Combination activity. In the event the Subscriber purchases Class A Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares in the IPO in the event the Company fails to consummate the Initial Business Combination within the time period set forth in the Charter.

6. Lock-Up Period.

6.1. The Subscriber agrees that it shall not Transfer (as defined below) any Securities until the earlier to occur of (i) one year after the completion of the Company’s Initial Business Combination and (ii) subsequent to the Company’s Initial Business Combination, (x) if the reported last sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property; provided, however, that Transfers of Securities are permitted, subject to compliance with Section 6.3 hereof, (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Subscriber or to any of the Subscriber’s officers, directors or member(s) or any of their respective affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Initial Business Combination; (g) by virtue of the laws of the state of incorporation or formation of the Subscriber or the Subscriber’s limited liability company agreement upon dissolution of the Subscriber or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

6.2. For purposes of Section 6.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

6.3 In addition to the restrictions on transfer described in Section 6.1, Subscriber acknowledges and agrees that the Representative Shares and their underlying Class A Ordinary Shares and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule

5110(e)(1) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to certain limited exceptions to permitted transferees hereunder and in accordance with FINRA Rule 5110(e)(2). Additionally, the Representative Shares and their underlying Class A Ordinary Shares and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the Subscriber and any such participating underwriter or selected dealer. Additionally, the Representative Shares and their underlying Class A Ordinary Shares and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

7. Terms of the Representative Shares

7.1 Notwithstanding anything to the contrary herein, the Representative Shares purchased hereunder shall not be subject to cut-back, reduction, mandatory repurchase, redemption, modification, forfeitures, surrenders, claw-backs, transfers, disposals, exchanges or share price vesting triggers commonly known as “earn-outs” for any reason, including (a) as part of the Company’s negotiating an Initial Business Combination, (b) failure of the underwriters of the IPO to exercise their overallotment option or (c) concessions or “earn-out” triggers in connection with the Company’s negotiation of an Initial Business Combination.

7.2. Subscriber agrees to vote the Representative Shares in favor of an Initial Business Combination that the Company negotiates and submits for approval to the Company’s shareholders.

8. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Assignment; Entire Agreement; Amendment

9.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 6 hereof.

9.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

9.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

10. Notices

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

11. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

12. Survival; Severability

12.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

12.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

VAHANNA EDGE ACQUISITION I CORP.

By:	/s/ Karan Puri
Name: Karan Puri
Title: Chief Executive Officer

SUBSCRIBER:

MIZUHO SECURITIES USA LLC

By:	/s/ Andy Laszlo
Name: Andy Laszlo
Title: Managing Director

[Signature Page to Subscription Agreement with Mizuho Securities USA LLC]